EXHIBIT 21.1

               LIST OF SUBSIDIARIES OF ORION NEWCO SERVICES, INC.

                                                                 STATE OF
NAME                                                          INCORPORATION
----                                                          -------------

Orion Oldco Services Inc.                                     Delaware
Orion Satellite Corporation                                   Delaware
International Private Satellite
  Partners, L.P.                                              Delaware
OrionNet, Inc.                                                Delaware
Orion Asia Pacific Corporation                                Delaware
Asia Pacific Space and Communications                         Delaware
Orion Atlantic Europe, Inc.                                   Delaware